FOURTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

THIS FOURTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Fourth Amendment”) is entered into as of this 19th day of March, 2010 (the “Effective Date”), by and between STINGRAY PROPERTIES, LLC, a Minnesota limited liability company (“Seller”); CRYSTAL BLUE PROPERTIES, LLC, a Minnesota limited liability company, SYLVAN HOLDINGS, LLC, a Minnesota limited liability company and DR. SAMUEL ELGHOR, an individual (collectively, “Seller Guarantor”); G&E HEALTHCARE REIT II SARTELL MOB, LLC, a Delaware limited liability company (“Buyer”); and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).

RECITALS

A. Seller, Seller Guarantor, Grubb & Ellis Equity Advisors, LLC, a Delaware limited liability company (“GEEA”), and Escrow Agent entered into that certain Real Estate Purchase Agreement and Escrow Instructions dated January 7, 2010 (the “Original Agreement”), as amended by that certain First Amendment to Real Estate Purchase Agreement and Escrow Instructions dated February 8, 2010, as further amended by that certain Second Amendment to Real Estate Purchase Agreement and Escrow Instructions dated March 1, 2010, and as further amended by that certain First Amendment to Real Estate Purchase Agreement and Escrow Instructions dated March 5, 2010 (the amendments, collectively with the Original Agreement, shall be referred to herein as the “Agreement”) pursuant to which Seller agreed to sell, and GEEA agreed to purchase, certain real property located in Sartell, Minnesota and more particularly described in the Agreement. Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement.

B. Pursuant to that certain Assignment and Assumption of Purchase Agreement and Escrow Instructions dated January 7, 2010; GEEA assigned all of its right, title and interest in and to the Original Agreement to Buyer.

C. Seller and Buyer desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Closing Date. Notwithstanding anything to the contrary in the Agreement, the parties hereby acknowledge and agree that the Closing Date shall be March 31, 2010.

2. Due Diligence Period. Notwithstanding anything to the contrary in the Agreement, the parties acknowledge and agree that the Due Diligence Period shall be extended through and shall expire on Friday, March 26, 2010. Notwithstanding the foregoing or anything to the contrary contained in the Agreement, the parties acknowledge and agree (a) that One Hundred Thousand and No/100 ($100,000.00) of the Deposit shall not be returned to Buyer unless escrow fails to close due to any of the reasons listed in (i) – (iv) of Section 1.4.2 of the Agreement and/or unless escrow fails to close due to the failure of the conditions precedent in favor of Seller contained in Sections 5.5.2 and/or 5.5.4 of the Agreement and (b) that One Hundred Thousand and No/100 ($100,000.00) of the Deposit shall continue to be freely refundable in accordance with Sections 3.5 and 3.6 of the Agreement. Notwithstanding anything to the contrary in the Agreement, the parties acknowledge and agree that the Deposit shall be returned to Buyer if escrow fails to close to due the failure of the conditions precedent in favor of Seller contained in Sections 5.5.2 and/or 5.5.4.

3. Acquisition “Subject To” the Loan. The parties acknowledge and agree that the Existing Lender denied its consent and approval to the Loan Assumption. Notwithstanding the foregoing, the parties acknowledge and agree that the Existing Lender has approved the Buyer’s acquisition of the Property “subject to” the Loan, so long as the Buyer and the Seller execute certain “lender consent documentation” (any and all such required documentation shall be collectively referred to herein as the “Lender Consent Documentation”); the parties are currently in the process of negotiating the Lender Consent Documentation with the Existing Lender. The parties are further negotiating a Performance of Loan Obligations and Indemnity Agreement and a Mortgage, Security Agreement and Assignment of Rents and Leases (to be subordinate to the Loan) (collectively with any other documentation between the Seller and the Buyer as to the Buyer’s acquisition “subject to” the Loan, the “Seller Consent Documentation”). If Closing occurs, Buyer shall be obligated to perform and/or assume certain obligations of Seller under the Loan in accordance with the terms of the Seller Consent Documentation and the Lender Consent Documentation; as a result of such performance and/or assumption and notwithstanding anything to the contrary herein or in the Agreement, Buyer shall receive a credit at Closing against the Purchase Price in an amount equal to the sum of the unpaid principal balance of the Loan, and any interest, default interest or other sum that is due and payable to the Existing Lender on the Closing Date. Notwithstanding anything to the contrary in the Agreement, in lieu of paying for the Loan Assumption Related Fees, Seller shall pay all costs, fees and expenses in connection with the Existing Lender’s approval of the Buyer’s acquisition of the Property “subject to” the Loan, including, without limitation, Existing Lender’s attorneys’ fees incurred in preparing and negotiating the Lender Consent Documentation.

3. Conditions Precedent Favoring Buyer. The parties hereto hereby acknowledge and agree that the condition precedent in favor of Buyer contained in Section 5.4.1 is hereby deleted in its entirety as inapplicable. The parties hereto hereby further acknowledge and agree that the following conditions precedent in favor of the Buyer shall be added to Section 5.4 of the Agreement:

“5.4.8 Seller shall have obtained the consent of Existing Lender to the Buyer’s acquisition of the Property “subject to” the Loan, and Buyer, in its sole discretion, shall have approved the Lender Consent Documentation, the Seller Consent Documentation, any additional financial information regarding the guarantors of the Loan provided by Seller and any and all other matters relating to the “subject to” acquisition.

5.4.9 Seller acknowledges that GEEA has assigned all of its rights, title and interest in and to this Agreement to Buyer and that Buyer is an affiliate of a Registered Company which is required to make SEC Filings. Seller shall comply in all respects, as determined by Buyer in its sole discretion, with Seller’s obligations to assist the “assignee” of GEEA (Buyer) with the preparing of SEC Filings as set forth in items (i) – (xiv) of Section 9.19 of the Agreement. Seller further agrees to deliver, no later than Friday, March 26, 2010 or Closing, whichever is earlier, completed versions, on Seller’s letterhead, of the representation letter and the audit letter described in items (xii) and (xiv), respectively, on the forms set forth as Exhibits E and F to the Agreement, respectively, with no blanks, subject to Buyer’s approval in its sole discretion. (The parties acknowledge and agree that any representation letter provided to Buyer on or before March 19, 2010 shall be discarded and shall not be deemed to satisfy this condition.)”

4. Conditions Precedent Favoring Seller. Notwithstanding anything to the contrary in the Agreement, the parties hereto hereby acknowledge and agree that the following condition precedent in favor of the Seller shall be added to Section 5.5 of the Agreement:

“5.5.4 Seller shall have obtained the consent of Existing Lender to the Buyer’s acquisition of the Property “subject to” the Loan, and Seller, in its sole discretion, shall have approved the Lender Consent Documentation and the Seller Consent Documentation.”

4. Required Title Condition. The parties hereby acknowledge and agree that the following items shall be deemed a part of Buyer’s “Required Title Condition”:

a. Seller shall execute and deliver the Estoppel Certificate attached hereto as Exhibit A on or before the earlier of Friday, March 26, 2010 and Closing.

b. Items 4 – 7 listed on Exhibit G to the Agreement shall be deleted in their entirety, and shall not be deemed to be “Permitted Exceptions.”

5. Entire Agreement. The Agreement, as modified by this Fourth Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this Fourth Amendment, the Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

6. Counterparts. This Fourth Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Fourth Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

7. Effective Date. This Fourth Amendment shall become effective and binding upon Buyer and Seller on the Effective Date, without regard to the date on which Seller Guarantor or the Escrow Agent executes this Fourth Amendment.

[Remainder of page intentionally left blank; signatures to follow on next pages.]IN WITNESS WHEREOF, the parties hereto have entered into this Fourth Amendment as of the Effective Date.

SELLER:

Stingray Properties, LLC,
a Minnesota limited liability company

By: /s/ Gary W. Verkinnes
Name: Gary W. Verkinnes
Its: Partner
Date: March 19, 2010

SELLER GUARANTOR:

Crystal Blue Properties, LLC,

a Minnesota limited liability company

By: /s/ Gary W. Verkinnes
Name: Gary W. Verkinnes
Its: Partner
Date: March 19, 2010

Sylvan Holdings, LLC,

a Minnesota limited liability company

By: /s/ Jeff Gerdes
Name: Jeff Gerdes
Its: Partner
Date: March 25, 2010

Dr. Samuel Elghor, an individual

/s/ Samuel Elghor
Date: March 22, 2010

BUYER:

G&E HEALTHCARE REIT II SARTELL MOB, LLC,

a Delaware limited liability company

By: Title:	GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership Sole Member
By: Title:	GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation General Partner

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President
Date: March 19, 2010

ESCROW AGENT:

First American Title Insurance Company

By: /s/ Barbara Laffer
Its: Escrow Officer

Date: March 19, 2010

Exhibit A
ESTOPPEL CERTIFICATE
FOR
DECLARATION OF EASEMENTS, DEVELOPMENT STANDARDS AND PROTECTIVE EASEMENTS

THIS ESTOPPEL CERTIFICATE (this “Certificate”) is made as of this day of , 2010 by SYLVAN HOLDINGS, LLC, a Minnesota limited liability company (“Developer”), in favor G&E HEALTHCARE REIT II SARTELL MOB, LLC, a Delaware limited liability company (“Buyer”).

Recitals

WHEREAS, Developer is the developer of certain real property located in the City of Sartell, Sterns County, Minnesota, more particularly described in that certain Declaration of Easements, Development Standards and Protective Covenants, dated December 9, 2004 and recorded with the County Recorder for Stearns County, Minnesota on December 23, 2004 as Instrument Number 1138074 (the “Declaration”); and

WHEREAS, Developer has developed the Property (as defined in the Declaration) into a medical and professional campus commonly known as the “Medical Arts Campus”; and

WHEREAS, pursuant to that certain Real Estate Purchase Agreement and Escrow Agreement dated January 7, 2010 (as assigned and amended, the “Purchase Agreement”), Developer, Stingray Properties, LLC, a Minnesota limited liability company, Crystal Blue Properties, LLC, a Minnesota limited liability company, and Dr. Samuel Elghor (collectively, “Seller”) agree to sell a portion of the Property located at 162 and 166 19th Street South, Sartell, Minnesota 56377 (the “Stingray Parcels”) to Buyer, and Buyer agreed to purchase from Seller, the Stingray Parcels, in accordance with the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, Developer is entitled to enforce the Declaration pursuant to Section 11 thereof; and

WHEREAS, Buyer has requested that Developer certify Buyer’s compliance with the Declaration and to waive the Developer’s right of repurchase, as more particularly set forth below.

Certificate

NOW, THEREFORE, Developer hereby certifies as true and correct and in recognition that Buyer will rely upon such certifications in consummating its purchase of the Stingray Parcels under the Purchase Agreement, the following:

1. Recitals. The above Recitals are hereby incorporated into this Certificate as if fully set forth herein.

2. Compliance. The Stingray Parcels are in full compliance with the terms of the Declaration, including, without limitation, the Declaration’s provisions as to construction standards, use and operation restrictions, site specifications and requirements, architectural design, drainage and utility, landscaping, off-street parking, loading and storage, signage and lighting, other improvements, maintenance and repair.

3. No Sums Owed. Seller does not owe any sums under the Declaration.

4. Waiver of Right of Repurchase. Developer hereby waives the Developer’s Right of Repurchase set forth in Section 2.3 of the Declaration with regard to the Stingray Parcels.

5. Successors and Assigns. This certificate shall inure to the benefit of Purchaser, its successors and assigns and shall be binding upon Developer and Developer’s heirs, legal representatives, successors and assigns.

EXECUTED as of the date first written above.

Sylvan Holdings, LLC,

a Minnesota limited liability company

By: Name: Its: